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                                                               Exhibit 99.10


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated May 12, 2000, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter Short-Term Bond Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Custodian and Independent Accountants" and "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
June 23, 2000